SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

-----------------

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                                                                                                                           March 11, 2009

International Packaging & Logistics Group Inc.
---------------------------------------------------------------------------------------------------------------------
(Exact Name of Registrant as Specified in its Charter)

Nevada                                                         0-21384                                              13-3367421
---------------------------------------------------------------------------------------------------------------------
(State or Other Jurisdiction                   (Commission                                     (IRS Employer
of Incorporation)                                     File Number)                                  Identification No.)

7700 Irvine Center Dr., Suite 870, Irvine, CA                                                            92618
---------------------------------------------------------------------------------------------------------------------
(Address of Principal Executive Offices)                                                              (Zip Code)

Registrant's telephone number, including area code: (858) 427-8700
---------------------------------------------------------------------------------------------------------------------
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation fo the registrant under any of the following provisions:

___  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
        240.14d-2(b)).

___  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
         240.13e-4(c)).

ITEM 2.01.     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

International Packaging and Logistics Group, Inc. (“IPL Group Inc.”) (Buyer), acquired a majority interest in EZ LINK Corporation (“EZ LINK”) (Seller) which is a logistics company headquartered in Taiwan. EZ Link was established in July 2003 under the Company Law of Republic of China.  EZ LINK is a full service international freight forwarder, who has current networks to locations in China, Hong Kong, South East Asia, North East Asia, North America, Latin America and Europe.  In fiscal year 2007, EZ LINK had net revenues of approximately $6.6 million $US with fiscal year 2008 net revenues expected to be approximately $8.0 million $US.  EZ LINK will be operated as a majority owned subsidiary of IPL Group Inc.  The acquisition is effective as of January 1, 2009.

The capital stock of EZ LINK consists of 1,350,000 authorized shares of common stock, NT$10 par value, of which 1,350,000 shares are currently issued and outstanding and held by Seller (“Shares”). Upon the terms and conditions set forth below, Seller will assign fifty-one percent (51%) of the EZ LINK's Shares, or 688,500 shares in the aggregate, to Buyer, such that, following such transaction, EZ LINK will be a majority owned subsidiary of Buyer.  The parties agreed that 51% ownership of the issued and outstanding shares EZ LINK has a present estimated market value of approximately US$1,600,000 (the “Purchase Price”).

(a) One half of the Purchase Price amount (US$800,000) shall be paid in common shares of IPL Group, Inc. as of the closing date based on a per share value of US$1.75, or 457,143 shares.  Such shares shall bear the appropriate restrictions.

(b) One half of the Purchase Price amount (US$800,000) shall be paid in Series B convertible preferred shares which will be convertible into shares of IPL Group, Inc.s' common shares on a one for one basis.  The preferred shares shall be valued at US$2.00 per share, and will be exercisable pursuant to the terms and conditions specified in the puechase agreement.

ITEM 9.01.       FINANCIAL STATEMENTS AND EXHIBITS
         (a)  Financial Statements
            The required pro forma financial information is unavailable as of the date hereof and will be filed by the Registrant pursuant to the requirements of the Securities Exchange Act and the rules and regulations promulgated there under within 60 days after the date of the event reported in this Form 8-K.
(d)	Exhibits

3.7	Share Purchase Agreement
                        99.1   News Release
Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

/s/ Steven Westlund                                              Chief Executive Officer                                                                    March 11, 2009
     Steven Westlund